Exhibit 10.1

THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST

IN ACCORDANCE WITH RULE 406 UNDER THE SECURITIES ACT OF 1933, AND RULE 24B-2, UNDER THE SECURITIES EXCHANGE ACT OF 1934. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.-

AGREEMENT

THIS AGREEMENT, is made effective the first day of June, 2008, by and between Money4Gold W.Y., Inc., a Wyoming Corporation having its business office at P.O. Box 10037, Jackson, WY 83002 (hereinafter referred to as “M4G”) and Republic Metals Corporation, a Florida Corporation having it’s business office at 12900 N.W. 38th Ave, Miami, FL 33054 (hereinafter referred to as “Republic”).

WHEREAS, the principals of M4G are in the business of direct marketing and lead generation, and

WHEREAS, Republic is in the business of precious metals refining and is the owner and operator of a precious metals refinery in Opa Locka, Florida, and

WHEREAS, M4G and Republic desire to enter into a business relationship for the purpose of acquiring and refining scrap gold and other precious metals from individuals through direct marketing. The business will market (through M4G’s marketing efforts) scrap precious metals purchasing services (a service of Republic) to the public.

NOW THEREFORE, it is hereby agreed as follows:

1.

Generally

The principals of M4G are the owners of the domain name “dollars4gold.com” and other similarly named websites. M4G seeks to acquire leads from individuals interested in selling unwanted items containing precious metals. Individuals would send such items to the refinery (Republic) for appraisal. The items would be purchased at scrap price and then refined into their pure form to be sold at market price. The principals of Republic are in the business of refining those items into their pure form.

The Parties hereto desire to enter into a business relationship whereby; (a) precious metals purchasing services would be marketed to the public, (b) individuals desiring to sell unwanted items containing precious metals would send such items to Republic’s refinery in Opa Locka, Florida, (c) if a purchase is consummated the items would be refined, and (d) M4G would derive a profit from the difference between the scrap price of the precious metal and the market price less refining costs of Republic as stipulated herein.

2.

Consideration

Consideration for the Agreement will be M4G issuing _10,000,000______ shares of its Common Stock to Republic or its nominee,

3.

Term and Termination

The initial term of this Agreement shall be a period of five (5) years. Unless terminated as otherwise provided herein, this Agreement shall automatically extend for subsequent terms of equal duration. Both Parties agree that significant resources have been allocated in furtherance of this Joint Venture and abrupt termination would cause damage to the other.

4.

Agency Agreement

An Agency Agreement currently exists between M4G and Republic, where M4G is acting as an Agent of Republic, marketing its precious metals purchasing services to the public. The terms of that Agency Agreement is hereby incorporated into this Agreement.

5.

Geographic Area and Scope of Operations

The Parties agree that the territory to be covered by this Agreement and in which M4G will perform its marketing efforts will be limited to the United States. Nothing contained herein shall limit either party from entering into a similar agreement or arrangement with a third party for services to be performed outside this Geographic Area.  Should M4G decide to market and lead generate outside of the U.S., M4G will consult with Republic and Republic will use its best efforts to solicit lowest cost refining should it not be economically wise to refine such metals at its refinery.

6.

Role and Obligations of Parties

The parties have agreed to fulfill their respective and mutual set of obligations as set out below and support the business venture as stipulated in this Agreement:

Obligations of M4G

M4G shall be responsible for:

a.

Granting to Republic the Shares of its Common Stock as described in Paragraph 2 above; and

b.

bringing in its necessary expertise and knowledge base in marketing; and

c.

setting up and maintaining all websites, creative pieces, landing pages and other necessary technology; and

d.

procuring media for the purposes of marketing; and

e.

developing the necessary technology platform to handle inventory control/tracking; and

f.

procuring fulfillment services for the purpose of sending out return shipping materials to customers; and

g.

issuing checks to customers; and

h.

arranging for the return of items at the customer’s request; and

i.

providing customer service to potential customers (including 8xx numbers).

j.

Maintaining compliance with respect to any and all Patriot Act, anti-money laundering, and any local, state, and/or federal laws, codes, and/or requirements with respect to the precious metals industry and/or any laws, codes, and/or regulations governing business transactions with the general public either within the United States or elsewhere.

Obligations of Republic

Republic shall be responsible for:

a.

bringing in its necessary expertise and knowledge base of the precious metals industry; and

b.

***

c.

***

d.

***

e.

***

f.

refining materials received from customers upon consummation of a transaction (once the potential customers cash their checks) at cost (which shall be an amount not to exceed *** per ounce for Gold); and

g.

selling the refined precious metals; and

h.

advancing to M4G an amount equal to ninety percent of the value of the fine precious metals contained in the scrap items purchased from customers upon receipt of the items (for the purpose of funding M4G’s issuance of checks to customers); and

i.

day to day supervision of the functioning of the refinery in accordance with applicable law; and

j.

allocating sufficient existing and available infrastructure and resources to the business of M4G; and

k.

paying to M4G the difference between the amount advanced upon receipt of the items and the actual selling price of the precious metals less any refining costs charged by Republic, as stipulated herein.

l.

Maintaining compliance with respect to any and all Patriot Act, anti-money laundering, and any local, state, and/or federal laws, codes, and/or requirements with respect to the precious metals industry.

7.

Representations and Warranties

Each party represents and warrants to the other that:

a.

It is duly and validly formed, existing, and in good standing under the laws of the jurisdiction of its formation and is duly qualified to operate in all jurisdictions requiring such qualification.

b.

It is authorized to enter into and perform this Agreement, and this Agreement, when executed, will be duly and validly authorized, executed, and delivered and will constitute its valid and binding obligations, enforceable in accordance with the terms herein.

c.

There are no actions, suits, claims, proceedings, or investigations pending or, to its knowledge, threatened against it in any court or before or by any governmental authority, agency, or instrumentality or any arbitrator in which there is a reasonable possibility of an adverse decision that could, whether individually or in the aggregate, materially and adversely affect its ability to perform its obligations under this Agreement.

8.

Confidentiality and Non-Compete

Each of the Parties undertakes that it and any associated entity and each director or employee of the Party shall not, without limit of time, divulge or communicate to any third party or use for its own purposes any information about the affairs of the business relationship or the other Party except as may be necessary for such party to perform its obligations under this Agreement or as may be required by law or any regulatory authority except such information as may have come into the public domain otherwise than by a breach of this provision or with the prior written approval of the other Party.

Nothing contained in this agreement shall prevent either party from continuing to operate its current business independent of the other. However, the parties agree that neither will circumvent the other or deal with other parties in a way that would deprive the other of compensation it would be due under the Agreement. More specifically, within the United States M4G will not use any other primary refinery to provide the services contracted for by this Agreement and Republic will not utilize the services of any other direct marketing company or enter into an agreement with any third parties that would be similar to the services provided by M4G.

9.

Trade Names

The Parties agree that the trade name Dollars4gold will be used for the purpose of this Agreement. M4G is and shall at all times own the domain name dollars4gold.com and the Trade Name “Dollars4gold”, but grants to Republic the royalty-free use of the domain during the term of this Agreement and solely for purposes of fulfilling the terms of this Agreement. The Parties agree that upon the termination and/or expiration of this Agreement, registration of the domain name dollars4gold.com and the trade name “Dollars4gold” shall be vested in M4G and shall automatically revert to M4G irrespective of how registered hereafter.

10.

Miscellaneous

A.

Assignment - No Party shall assign its rights under this Agreement without the prior written consent of the other Parties. Any purported assignment without such consent shall be null and void. All the terms of this Agreement shall be binding on and inure to the benefit of the Parties, their permitted assigns, and successors-in-interests. Notwithstanding the foregoing, Republic may assign the services hereunder to a subsidiary.

B

Entire Agreement - This Agreement supersedes all prior understandings, agreements and undertakings, oral or written, among the Parties with respect to the subject matter of this Agreement.

C.

Amendment - An amendment or modification of this Agreement shall be effective or binding on the Parties only if it is in writing and signed by all the Parties.

D.

Inconsistent Provisions - In the case of any conflict between the terms of this Agreement and any applicable laws, the Parties shall promptly take such action as may be necessary or desirable to the fullest extent permissible by law, including the amendment of this Agreement, to give effect to the intentions and essential terms contemplated in this Agreement.

E.

Further Assurances - The Parties shall procure all acts, matters, and things and the execution or signature of all and further deeds and documents to give full effect to the provisions of this Agreement.

F.

Severability - If any provision of this Agreement shall be determined to be invalid or unenforceable under applicable laws, said provision shall be deemed modified to the maximum amount allowable by law, if possible. All other provisions of this Agreement shall continue in full force and effect unless such invalidity or unenforceability adversely affects the underlying intent of this Agreement or unless the invalid or unenforceable provision comprises an integral part of, or is inseparable from, the remainder of this Agreement. Provided, however, that if such severability materially changes the economic benefits of this Agreement to any Shareholder, the Shareholders shall negotiate an equitable adjustment in the provisions of this Agreement in good faith.

G.

Indemnification - Each Party agrees to indemnify and hold harmless the other Party and their employees, officers, directors and representatives from and against any and all liability, loss, damage, cost or expense (including reasonable attorney's fees) arising out of or in connection with third party claims for property damage or personal injury (including death) that any of them or their employees, officers, directors and representatives may hereafter incur, suffer or be required to pay by reason of (i) the gross negligence or willful misconduct on the part of such Party or its employees, officers, directors, or representatives in performing its obligations pursuant to this Agreement, or (ii) the breach by such Party of its obligations or any of its representations or warranties under this Agreement. Each Party's obligation to indemnify and hold harmless each other Party and its respective employees, officers, directors and representatives shall, with respect to injuries or damages that were incurred during the term hereof, survive the expiration or earlier termination of this Agreement.

H.

Limitation of Liability - Notwithstanding any other provision of this Agreement to the contrary, no Party, nor its directors, officers, employees, agents, subcontractors, or vendors, shall be liable under or in connection with this Agreement for any consequential or indirect loss or damage, including cost of capital, loss of goodwill, loss of revenue, or other special or incidental damages.

I.

No Fiduciary Relationship - Nothing in this Agreement shall be construed to create an association, trust, partnership, quasi-partnership, or other fiduciary relationship between the Parties or to impose a trust, partnership or quasi-partnership duty, obligation, or liability between the Parties.  The Parties agree that this is an arm's length commercial transaction and in entering into this Agreement, the Parties have full and independent judgment of the commercial benefit and risk involved and have not relied on any representation made by one Party to the other. No Party shall by virtue of this Agreement be deemed to be the representative of the other Parties for any purpose whatsoever, and no Party shall have the power or authority as agent or in any other capacity to represent, act for, bind, or otherwise create or assume any obligation in behalf of the other Parties for any purpose whatsoever.

J.

Jurisdiction. - This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and any such action shall be brought in the State or Federal Courts located therein. Any dispute arising in connection with this Agreement which cannot be settled by mutual or amicable agreement shall be finally settled by arbitration.

AGREED TO AND ACCEPTED as of the date first above written.

Money4Gold, Inc.		Republic Metals Corporation

/s/ Daniel Brauser		/s/ Jason Rubin
Daniel Brauser, CFO		Jason Rubin, Vice President

Date:	7/12/08	Date:	7/12/08